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                                                                    EXHIBIT 5.1


                               December 12, 1996

Met-Coil Systems Corporation
5488 6th Street, SW
Cedar Rapids, Iowa 52404

        RE:     FORM S-8 REGISTRATION STATEMENT FOR MET-COIL SYSTEMS CORPORATION

Ladies and Gentlemen:

        We have acted as counsel for Met-Coil Systems Corporation (the "Company"), in connection with the proposed issuance by the Company of up to 850,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), under the following employee benefit plans (the "Plans"), which Common Stock is being registered pursuant to the filing of a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Act"):

                Met-Coil Retirement Plan
                Met-Coil Systems Corporation Employee Recognition Plan Met-Coil Systems Corporation Incentive Bonus Plan
                Met-Coil Systems Corporation Non-Employee Directors Deferred
                        Compensation And Performance Unit Plan
                Met-Coil Systems Corporation 1993 Stock Option Plan

        We have examined the Company's Restated Certificate of Incorporation, its Amended and Restated Bylaws, the Plans and such other corporate records, certificates, documents and matters of law as we have deemed necessary to render this opinion.

        Based on the foregoing, we are of the opinion that the shares of Common Stock issued or to be issued under the terms of the Plans will be duly authorized, validly issued, fully paid and nonassessable shares.

        We hereby consent to the filing of this opinion as Exhibits 5.1 and 24.2 to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        SHUTTLEWORTH & INGERSOLL, P.C.